UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 5, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 New England Executive Park, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 238-6621

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 5, 2012, we entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which we may issue and sell shares of our common stock having an aggregate offering price of up to $30.0 million from time to time through MLV, as our sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, MLV may sell the common stock by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices on the NASDAQ Capital Market, in block transactions or as otherwise agreed by MLV and us. MLV will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NASDAQ.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) October 5, 2015; (ii) the sale of all shares of common stock subject to the Sales Agreement, or (iii) termination of the Sales Agreement. The Sales Agreement may be terminated by MLV or us at any time upon 10 days’ notice to the other party, or by MLV at any time in certain circumstances, including the occurrence of a material adverse change in our company.

We will pay MLV a commission equal to up to 3.0% of the gross proceeds from the sale of the common stock sold through MLV pursuant to the Sales Agreement and will reimburse MLV for up to $25,000 of expenses. We have also provided MLV with customary indemnification rights.

The description of the Sales Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement dated October 5, 2012 between the Company and MLV & Co. LLC.

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Chief Accounting Officer

Dated: October 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement dated October 5, 2012 between the Company and MLV & Co. LLC.

5.1	Opinion of Loeb & Loeb LLP.

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).